CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Templeton World Fund, a series of Templeton Funds, (the “Registration Statement”) of our report dated December 16, 2009, relating to the financial statements and financial highlights of Templeton Global Long-Short Fund which appear in the October 31, 2009 Annual Report to Shareholders of Templeton Global Long-Short Fund, which is also incorporated by reference in such Registration Statement. We also consent to the references to us under item 4. “Representations and Warranties by the Templeton Trust on behalf of World Fund” and under item 5 “Representations and Warranties by the Franklin Trust on behalf of Long-Short Fund” in Exhibit A to the Registration Statement.

We hereby consent to the incorporation by reference in this Registration Statement of our report dated October 20, 2009, relating to the financial statements and financial highlights of Templeton World Fund which appears in the August 31, 2009 Annual Report to Shareholders of Templeton World Fund, which is also incorporated by reference in such Registration Statement. We also consent to the reference to us under the heading “Financial Highlights” in the Prospectus for Templeton World Fund dated January 1, 2010, which is also included in the Registration Statement.

/s/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

San Francisco, California

January 29, 2010